Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	Class A		14,483
	Class B		4,390

72DD2	Class M		247

73A1	Class A		0.4081
	Class B		0.3458

74A2	Class M		0.3794

74U1	Class A		35,148
	Class B		12,517

74U2	Class M		614

74V1	Class A		9.79
	Class B		9.78

74V2	Class M		9.79